Michael F. Cronin, CPA

687 Lee Road, Ste 210 Rochester, NY 14606	Phone: 407-754-7027	1574 Eagle Nest Circle Winter Springs, FL 32708

June 16, 2013

Securities & Exchange Commission

100 F Street NE

Mail Stop 6010

Washington, DC 20549

Dear Sir/Madam:

QMIS Finance Securities Corporation, formerly known as “Lightman Grant, Inc” (the “Company”) has made available to me a copy of its Current Report on Form 8-K/A, dated June 16, 2013 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

/s/ Michael F. Cronin

Michael F. Cronin, Certified Public Accountant

NY, FL